UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

VENTYX BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40928	83-2996852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12790 El Camino Real Suite 200
San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 407-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VTYX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 7, 2026, Ventyx Biosciences, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eli Lilly and Company, an Indiana corporation (“Parent”), and Parent’s wholly owned subsidiary, RYLS Merger Corporation, a Delaware corporation (“Merger Sub”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. The Merger has been approved by the Company’s board of directors (the “Board”).

The Company’s stockholders will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary review process of the Securities and Exchange Commission (the “SEC”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive $14.00 per share, payable to the holder in cash, without interest (the “Common Merger Consideration Amount”) and less any applicable tax withholding. Each share of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”) issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive $1,400.00 per share, payable to the holder in cash, without interest (the “Preferred Merger Consideration Amount”).

The Merger Agreement provides for the following treatment of the Company’s equity awards:

•

at the Effective Time, subject to exceptions set forth in the Merger Agreement, each option to purchase Common Stock granted under a Company equity incentive plan, program or arrangement under which equity awards are outstanding (excluding, for the avoidance of doubt, any purchase rights under the Company’s 2021 Employee Stock Purchase Plan) (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and in exchange therefor, the holder of such Company Stock Option will be entitled to receive an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of shares of Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Common Merger Consideration Amount over the applicable exercise price per share of Common Stock under such Company Stock Option, provided that, for the avoidance of doubt, in the event that the exercise price of any Company Stock Option, whether vested or vested, is equal to or greater than the Common Share Merger Consideration, such Company Stock Option shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect; and

•

at the Effective Time, subject to exceptions set forth in the Merger Agreement, each restricted stock unit granted under a Company equity incentive plan, program or arrangement (“Company RSU”) that is outstanding, and unvested, or vested but not yet settled, in each case, as of immediately prior to the Effective Time, shall be cancelled and, in consideration therefor, the holder of such cancelled Company RSU will be entitled to receive, in consideration of such Company RSU, an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of shares of Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Common Merger Consideration Amount. Consummation of the Merger is subject to customary closing conditions, including, without limitation, (a) obtaining the requisite approval of the Merger from the Company’s stockholders, (b) the absence of any law or order prohibiting or making illegal the consummation of the Merger, (c) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 , (d) the absence of certain litigation brought by a governmental entity, (e) no material adverse effect with respect to the Company having occurred since the date of the Merger Agreement that is continuing.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub, including customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time.

The Merger Agreement provides that the Company and its representatives will be subject to customary “no-shop” restrictions prohibiting the Company from soliciting alternative proposals from, providing confidential information to, or engaging in negotiations with, third parties regarding alternative acquisition proposals.

Prior to receipt of the requisite approval of the Merger by the Company’s stockholders, the “no-shop” provision is subject to customary exceptions that allow the Company, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an unsolicited alternative acquisition proposal that the Board has determined is, or would reasonably be expected to lead to, a superior proposal. In certain circumstances, and following compliance with Parent’s “match” rights, the Company is permitted to terminate the Merger Agreement to enter into a transaction for a superior proposal. In addition, in certain circumstances, the Board may change its recommendation with respect to the Merger if it determines in good faith, after consultation with outside legal counsel, that the failure to do so under certain circumstances specified in the Merger Agreement would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.

Either the Company or Parent may, subject to certain exceptions, terminate the Merger Agreement if (1) the Effective Time has not occurred by 11:59 p.m. Eastern Time on October 7, 2026 (which date may be extended under certain circumstances), (2) a governmental authority of competent jurisdiction has issued a final and non-appealable governmental order, or enacted a law, permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger, or (3) the Company’s stockholders fail to adopt the Merger Agreement at a special meeting of the Company’s stockholders at which a vote is taken on the adoption of the Merger Agreement and approval of the Merger. The Company may terminate the Merger Agreement in certain additional limited circumstances, including to allow the Company to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that the Company’s stockholders vote to adopt the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $44,000,000. Specifically, this termination fee is payable by the Company to Parent if the Merger Agreement is terminated by (1) Parent following the Board’s determination to change its recommendation with respect to the Merger; or (2) the Company following the decision by the Board to authorize the acceptance of a Superior Proposal in accordance with the terms of the Merger Agreement. The termination fee will also be payable if (1) the Merger Agreement is terminated under certain circumstances; (2) prior to such termination (but after the date of the Merger Agreement) a proposal to acquire 20% or more of the Company’s stock or assets has been publicly disclosed or has been communicated to the Board and has not been publicly withdrawn; and (3) the Company subsequently enters into a definitive agreement providing for a transaction involving the acquisition of more than 50% of the Company’s stock or assets or such transaction is ultimately consummated within one year of such termination.

The Merger Agreement provides that Company, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Merger Sub and Parent and are subject to important qualifications and limitations agreed to by the Company, Merger Sub and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties. Moreover, some of those representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Merger Sub and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Voting and Support Agreements

On January 7, 2026, in connection with the execution and delivery of the Merger Agreement, Parent entered into voting and support agreements (collectively, the “Support Agreements”) with each of the directors and officers of the Company and entities affiliated with New Science Ventures, who collectively own or control an aggregate of approximately 10% of the outstanding shares of Common Stock as of January 5, 2026. The Support Agreements provide that, among other things, each of the stockholders has agreed (i) to vote all of the shares of Common Stock held by such stockholder in favor of the adoption and approval of the Merger Agreement, subject to certain exceptions (including the valid termination of the Merger Agreement), (ii) to vote against other proposals to acquire the Company and (iii) to certain other restrictions on its ability to take actions with respect to the Company and its shares of Common Stock.

The Support Agreements have been included to provide information regarding their terms. They are not intended to modify or supplement any factual disclosures about the applicable stockholder or the Company in any public reports filed with the SEC by the Company.

The foregoing description of the Support Agreements is qualified in all respects by reference to the form of Voting and Support Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On January 7, 2026, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

The information in Item 7.01 of this Current Report on Form 8-K, including the information incorporated by reference from Exhibit 99.1 hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information incorporated by reference from Exhibit 99.1 hereto this report, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 7, 2026, by and among Eli Lilly and Company, RYLS Merger Corporation and Ventyx Biosciences, Inc.

10.1	Form of Voting and Support Agreement.

99.1	Joint Press Release of Eli Lilly and Company and Ventyx Biosciences, Inc., dated January 7, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information and Where to Find It

The Company plans to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger and the Merger Agreement. Promptly after filing the definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger will also be available, free of charge, at the Company’s investor relations website (https://ir.ventyxbio.com), or by writing to Ventyx Biosciences, Inc., Attention: Investor Relations, 12790 El Camino Real, Suite 200, San Diego, CA 92130.

Participants in the Solicitation

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Common Stock in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of the Company’s Common Stock is set forth in the definitive proxy statement for the Company’s 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”), which was filed with the SEC on April 23, 2025, including the sections captioned “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management,” or its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025, and in other documents filed by the Company with the SEC. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2025 Proxy Statement, such changes have been reflected on Forms 3 or Forms 4 filed with the SEC by the Company’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Merger when they become available.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that involve substantial risks and uncertainties, including statements regarding the anticipated occurrence, manner and timing of the closing of the Merger, and actions to be taken in connection with the closing of the Merger. All statements, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that the Company’s holders of Common Stock may not approve the adoption of the Merger Agreement; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Merger; a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; the closing of the Merger might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; the effect of the Merger and the public announcement of the Merger on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; the outcome of any legal proceedings that could be instituted against the parties to the Merger; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Merger; changes in the Company’s business during the period between announcement and closing of the Merger; the effects of the Merger (or the announcement thereof) on the price of the Common Stock; relationships with key third parties or governmental entities, regulatory changes and developments, and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2025, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC and in other filings that the Company makes with the SEC in the future. There can be no assurance that the Merger will in fact be consummated. All forward-looking statements included in this Current Report on Form 8-K are based on information available to the Company as of the date hereof. The Company expressly disclaims any obligation to publicly update or revise the forward-looking statements, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTYX BIOSCIENCES, INC.

Date: January 7, 2026	By:	/s/ Raju Mohan
Raju Mohan, Ph.D. Chief Executive Officer and Director (Principal Executive Officer)